UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     August 2, 2007
CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 2, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Chart Industries, Inc. (the “Company”) approved forms of a Performance Unit Agreement (“PUA”) and Nonqualified Stock Option Agreement (“NQSOA”) (collectively, the “Agreements”) relating to performance units and nonqualified stock options to be granted from time to time by the Company to key employees under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “Plan”). In connection with the approval of the PUA and NQSOA, on August 2, 2007 the Committee approved the following grants of performance units and nonqualified stock options to the Company’s named executive officers:

	Number of	Number of
	Performance Units	Nonqualified Stock
Name and Title	Granted	Options Granted
Samuel F. Thomas, Chairman, Chief Executive Officer and President	16,850	18,300
Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer	5,625	6,100
Matthew J. Klaben, Vice President, General Counsel and Secretary	2,675	2,900
James H. Hoppel, Jr., Chief Accounting Officer, Controller and Assistant Treasurer	2,300	2,500

     The performance units granted under the PUA are subject to performance requirements, transfer restrictions and other restrictions specified in the PUA and the Plan. Each performance unit represents a right to receive one share or its value in cash, and the units may be earned in a range of 35% to 150% of the number of units specified in the table above based on Company shareholder return relative to a peer group of companies and Company earnings growth, in each case over a performance period ending on December 31, 2009. Any distributions under a PUA will generally be made in cash or shares, as the Compensation Committee elects, within 60 days after the last day of the performance period. Generally, the options granted under a NQSOA vest ratably over four years based on service and generally may not be transferred by the option holder. The Plan is administered by the Compensation Committee, which has the power and discretion to interpret, administer, implement and construe the Plan, the PUA and the NQSOA.
     The disclosure contained herein is qualified in its entirety by reference to the full text of the Plan and the forms of the Agreements, which are incorporated herein by reference. A copy of the Plan was attached as Exhibit 10.16 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 11, 2006. Copies of the forms of the PUA and the NQSOA are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 5.03    Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
(a)   Amendment to By-Laws.
     On August 2, 2007, the Board approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”), effective immediately. Consistent with Nasdaq listing requirements that become effective in 2008 relating to direct registration programs for stock ownership, the amendment modifies Article IX, Section 1 of the By-Laws to clarify that the Company is permitted under the By-Laws to issue non-certificated shares to its stockholders.
     The description of the amendment to the By-Laws contained in this report is qualified in its entirety by reference to the text of amended Article IX, Section 1, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 8.01    Other Events
     On August 2, 2007, the Board approved stock ownership guidelines for its senior executives. The guidelines set guideline levels of ownership of Company common stock for the Chief Executive Officer at three times base salary and for other executive officers and certain senior executives at one times base salary. Executives who do not meet the guidelines are expected to satisfy them within five years. As previously disclosed, the Company’s ownership guidelines also provide for directors to accumulate investments of at least $100,000 in Company common stock during their first 24 months on the Board. The ownership guidelines will be administered and reviewed periodically by the Compensation Committee.

Item 9.01    Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit Number	Description

3.1	Amendment to the Company’s Amended and Restated By-Laws

10.1	Form of Performance Unit Agreement

10.2	Form of Nonqualified Stock Option Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc. (Registrant)
Date	August 7, 2007	By: /s/ Michael F. Biehl Michael F. Biehl Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

3.1	Amendment to the Company’s Amended and Restated By-Laws

10.1	Form of Performance Unit Agreement

10.2	Form of Nonqualified Stock Option Agreement

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